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                                                                     EXHIBIT (5)

                       [SARA LEE CORPORATION LETTERHEAD]

February 7, 1995

The Board of Directors
Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602-4260

                           REGISTRATION OF 10,150,000
                       SHARES OF COMMON STOCK ON FORM S-8

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended, of 10,150,000 shares ("Shares") of Common Stock, par value $1.33 1/3 per share, of Sara Lee Corporation, a Maryland corporation (the "Corporation"), to be issued pursuant to the terms of the Corporation's Employee Stock Purchase Plan, as amended and restated, and the Corporation's Employee Stock Recognition Plan (the "Plans"), and 2,537,500 Preferred Stock Purchase Rights which currently are attached to, and trade with, the Common Stock, I have examined the Corporation's Charter, as amended, the minutes and resolutions of the Board of Directors which authorized and approved the amendment and restatement of the Employee Stock Purchase Plan and the adoption of the Employee Stock Recognition Plan, and participated in the preparation and filing of the Registration Statement on Form S-8 with respect to the said 10,150,000 Shares and 2,537,500 Preferred Stock Purchase Rights, and have made such further examination and inquiry as I deemed necessary to enable me to render to you the following opinion:

          1. The Corporation is a corporation duly organized and validly existing under the laws of the State of Maryland.

          2. When the Shares have been duly authorized for listing, upon official notice of issuance, on the New York Stock Exchange, Inc., Chicago Stock Exchange, Incorporated, The Pacific Stock Exchange, Inc., Amsterdam Stock Exchange, The Bourse, The Stock Exchange (London), Effektenborsenverein Zurich, Borsenkammer des Kanton Basel-Stadt and Association de la Bourse de Geneve, respectively, and when the Corporation receives the consideration for the Shares sold and issued to the participants in the Plans pursuant to their terms and conditions, as described in the said Registration Statement on Form S-8, an amount in cash of not less than $1.33 1/3 per share (the par value of such shares), each of the Shares and Preferred Stock Purchase Rights, sold and issued by the Corporation to participants in the Plans will have been legally issued fully paid and nonassessable.

I hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Corporation's Registration Statement on Form S-8 relating to the Shares and Preferred Stock Purchase Rights and to the use of my name in the Registration Statement.

Very truly yours,

         /s/ GORDON H. NEWMAN
- --------------------------------------
             Gordon H. Newman
          Senior Vice President
           and General Counsel